EXHIBIT 99.1

Encore Bancshares Reports First Quarter 2010 Net Loss of $2.3 Million, or $0.27 Per Diluted Share, Including $4.3 Million Charge on Florida Sale

HOUSTON, April 23, 2010 (GLOBE NEWSWIRE) -- Encore Bancshares, Inc. (Nasdaq:EBTX) today announced its financial results for the first quarter of 2010. On March 15, 2010, we announced agreements to sell our Florida operations. In connection with those proposed transactions, we recognized charges of $4.3 million in the quarter. We expect the transactions to close by the end of the third quarter of 2010 and upon closing, recognize gains that will reduce the net charge to approximately $1.0 million.

Florida transactions

  Executed agreements to sell Florida operations including six branches with deposits of $242.8 million and certain loans totaling approximately $80.0 million
  $4.3 million write down of Florida assets held for sale, including $1.8 million charged to the allowance for loan losses

Total revenue up 5% compared with the first quarter of 2009

  Assets under management increased 30.4% to $2.8 billion
  Trust and investment management fees rose 23.2%
  Average total deposits increased 6.5%
  Average noninterest-bearing deposits in Houston increased 14.1%

Capital position and credit reserves remain strong

  Tier 1 capital of 15.82% and tangible common equity ratio was 7.52%
  Allowance for loan losses of 2.58% of loans, excluding loans held for sale

"I am very pleased with our prospects as we shift our focus exclusively to Houston," said James S. D'Agostino, Jr., Chairman and Chief Executive Officer of Encore Bancshares, Inc. "We are investing in the Houston market and redeploying capital to the fourth largest city in the U.S. which has outperformed in this recession and is participating in the recovery. Our commitment to business banking and our ability to take advantage of local market opportunities supports our optimism."

Earnings

For the three months ended March 31, 2010, our net loss was $2.3 million, compared with net earnings of $1.1 million for the same period of 2009. Loss per diluted common share for the first quarter of 2010 was $0.27, compared with earnings per diluted common share of $0.05 for the same period of 2009. Earnings per share include the dividends on preferred stock issued in the fourth quarter of 2008. The decrease in earnings was due primarily to the write down of assets held for sale in connection with the anticipated sale of our Florida operations.

Net Interest Income

Net interest income on a tax equivalent basis (TE) for the first quarter of 2010 was $11.6 million, an increase of $79,000, or 0.7% compared with the same period of 2009. The net interest margin (TE) contracted 2 basis points during the same comparison period. The decrease in net interest margin was due primarily to a decrease in loans and an increase in lower yielding temporary investments. On a linked quarter basis (compared with immediately preceding quarter), net interest income (TE) decreased $134,000, or 1.1%, but the net interest margin (TE) expanded 7 basis points. The increase in net interest margin was due primarily to lower deposit cost.

Noninterest Income

Noninterest income was $6.9 million for the first quarter of 2010, an increase of $805,000, or 13.2%, compared with the same period of 2009. The increase was due primarily to trust and investment management fees, as assets under management increased 30.4%, due to the strong performance of the equity markets.

Noninterest Expense

Noninterest expense was $18.3 million for the first quarter of 2010, an increase of $5.5 million, compared with the same period of 2009. Excluding the write down of assets held for sale in connection with the Florida transactions, noninterest expense was $15.7 million, an increase of $3.0 million, or 23.5%, compared with the same period of 2009. The increase was due primarily to a combination of higher compensation expense, foreclosed real estate expense and FDIC assessments. The increase in compensation was due in part to the addition of executive management, loan workout personnel and new lenders to grow the bank's commercial lending platform in Houston.  The increase in foreclosed real estate expense primarily reflected write downs or losses on the sale of properties, as we reduced investment in real estate by $3.6 million, or 24.5%, from December 31, 2009. The higher FDIC assessment expenses reflect higher assessment rates imposed by the FDIC, a growing deposit base, and the expiration of credits in previous quarters.

Segment Earnings

On a segment basis, our banking segment showed a net loss of $3.2 million, compared with net earnings of $461,000 in the same period of 2009, due primarily to the write down of assets held for sale in connection with the Florida transactions. Our wealth management group showed net earnings of $708,000 for the first quarter of 2010, an increase of $262,000, or 58.7%, compared with the same period of 2009. Wealth management income rose due primarily to rising equity valuations, but was partially offset by an increase in compensation. Our insurance agency had net earnings of $404,000, a decrease of $27,000, compared with the same period of 2009.

Loans

Period end loans, including loans held for sale, were $1.1 billion at March 31, 2010, a decrease of $129.2 million, or 10.9%, compared with March 31, 2009. The reduction in the loan portfolio reflected the deleveraging of our clients. The largest reduction was in construction loans resulting primarily from the weak residential and commercial real estate markets.

Deposits

Period end deposits were $1.2 billion, including deposits held for sale, at March 31, 2010, an increase of $84.8 million, or 7.6%, compared with March 31, 2009. Average deposits were $1.2 billion for the first quarter of 2010, an increase of $71.4 million, or 6.5%, compared with the same period of 2009.

Credit Quality and Capital Ratios

The provision for loan losses was $5.0 million for the first quarter of 2010, including $1.8 million related to loans held for sale, compared with $3.0 million for the first quarter of 2009.  The provision for loan losses continues to reflect the lingering effects of the weak economy and depressed collateral values, primarily in Florida. Net charge-offs for the first quarter of 2010 were $6.3 million, or 2.41% of average total loans on an annualized basis, compared with $1.5 million, or 0.50% of average total loans on an annualized basis in the same period of 2009. Charge-offs for the first quarter of 2010 included $3.1 million in partial charge-offs for two commercial real estate loans in Florida as well as the $1.8 million charge-off in connection with the Florida transactions.   The allowance for loan losses was $25.1 million, or 2.58% of loans, excluding loans held for sale, at March 31, 2010, compared with $26.7 million, or 2.26% at March 31, 2009.

At March 31, 2010, nonperforming assets were $51.8 million, or 4.85% of total loans and investment in real estate, compared with $50.6 million, or 4.63% at December 31, 2009 and $40.2 million, or 3.38% at March 31, 2009. At March 31, 2010, nonaccrual loans were $40.7 million, compared with $36.0 million at December 31, 2009, an increase of $4.7 million, or 13.1%. The increase in nonaccrual loans was due primarily to two commercial real estate loans in Florida which totaled $7.4 million. Investment in real estate was $11.1 million at March 31, 2010 compared with $14.6 million at December 31, 2009, a decrease of $3.6 million, or 24.5%. The decrease was due primarily to the sale of several residential properties in Houston. Loans 90 days or more past due and still accruing, which are not included as nonperforming loans or assets, were reduced to zero from $1.5 million at December 31, 2009. This category consisted of one commercial real estate loan in Florida. Restructured loans still accruing were $5.7 million as of March 31, 2010, compared with $530,000 as of December 31, 2009. Restructured loans still accruing consisted primarily of a land loan in Houston.

As of March 31, 2010, our estimated Tier 1 risk-based, total risk-based and leverage capital ratios were 15.82%, 17.08%, and 10.73%, respectively. In addition, Encore Bank was considered "well capitalized" pursuant to regulatory capital definitions. Book value per share and tangible book value per share were $14.43 and $10.76 at March 31, 2010, compared with $15.01 and $11.10 at December 31, 2009. The decline in book value reflects the issuance of approximately 696,000 shares during the first quarter as a result of the completion of a contingency payment related to the acquisition of Linscomb & Williams.

Conference Call

Encore will host a conference call for investors and analysts that will be broadcast live via the Internet on Friday, April 23, 2010, at 10:00 a.m. Eastern Time. Interested parties may participate by calling 877-303-6295 at least ten minutes prior to the start time.

To listen to this conference call live via the Internet, please visit the Investor Relations section of the Company's web site at http://www.encorebank.com at least fifteen minutes prior to the call to register, download and install any necessary audio software. An audio archive of the call will also be available on the web site on or before Monday, April 26, 2010.

About Encore Bancshares, Inc.

Encore Bancshares, Inc. is a financial holding company headquartered in Houston, Texas and offers a broad range of banking, wealth management and insurance services through Encore Bank, N.A., and its affiliated companies. Encore Bank operates 11 private client offices in the Greater Houston area and six in southwest Florida. Headquartered in Houston and with $1.6 billion in assets, Encore Bank builds relationships with professional firms, privately-owned businesses, investors and affluent individuals. Encore Bank offers a full range of business and personal banking products and services, as well as financial planning, wealth management, trust and insurance products through its trust division, Encore Trust, and its affiliated companies, Linscomb & Williams and Town & Country Insurance. Products and services offered by Encore Bank's affiliates are not FDIC insured. The Company's common stock is listed on the NASDAQ Global Market under the symbol "EBTX".

The Encore Bancshares, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4257

This press release contains certain financial information determined by methods other than in accordance with GAAP. Specifically, Encore reviews tangible book value per share, return on average tangible common equity and the tangible common equity to tangible assets ratio for internal planning and forecasting purposes. Encore reviews its net interest income, net interest spread and net interest margin on a tax equivalent basis, which is standard practice in the banking industry.  Encore has included in this press release information relating to these non-GAAP financial measures for the applicable periods presented. Encore's management believes these non-GAAP financial measures provide information useful to investors in understanding our financial results and believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Additionally, Encore has reviewed and presented non-GAAP financial information related to its Florida operations held-for-sale on pages 10 and 11. Encore's management believes this non-GAAP financial information is useful to investors in understanding our financial results. These non-GAAP measures should not be considered a substitute for operating results determined in accordance with GAAP and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

This press release contains certain forward-looking information about Encore Bancshares that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to:  competitive pressure among financial institutions; volatility and disruption in national and international financial markets; government intervention in the U.S. financial system; our ability to expand and grow our businesses and operations and to realize the cost savings and revenue enhancements expected from such activities; a deterioration of credit quality or a reduced demand for credit; the failure to complete the pending transactions for the sale of our Florida operations; incorrect assumptions underlying the establishment of and provisions made to the allowance for loan losses; changes in the interest rate environment; the continued service of key management personnel; our ability to attract, motivate and retain key employees; the incurrence and possible impairment of goodwill associated with an acquisition and possible adverse short-term effects on our results of operations; changes in availability of funds; general economic conditions, either nationally, regionally or in the market areas in which we operate; legislative or regulatory developments or changes in laws; changes in the securities markets and other risks that are described from time to time in our 2009 Annual Report on Form 10-K and other reports and documents filed with the Securities and Exchange Commission.

Encore Bancshares, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Unaudited, amounts in thousands, except per share data)

	As of and for the Three Months Ended
	March 31,		December 31,
	2010	2009	2009

Operations Statement Data:
Interest income	$ 17,955	$ 19,625	$ 18,555
Interest expense	6,465	8,164	6,934
Net interest income	11,490	11,461	11,621
Provision for loan losses	4,960	3,039	3,009
Net interest income after provision for loan losses	6,530	8,422	8,612
Noninterest income (1)	6,909	6,104	8,093
Noninterest expense (1)	18,264	12,737	14,687
Net earnings (loss) before income taxes	(4,825)	1,789	2,018
Income tax expense (benefit)	(2,574)	654	435
Net earnings (loss)	$ (2,251)	$ 1,135	$ 1,583
Earnings (loss) available to common shareholders	$ (2,807)	$ 582	$ 1,029

Common Share Data:
Basic earnings (loss) per share (2)	$ (0.27)	$ 0.06	$ 0.10
Diluted earnings (loss) per share (2)	(0.27)	0.05	0.09
Book value per share	14.43	15.54	15.01
Tangible book value per share (3)	10.76	12.24	11.10

Average common shares outstanding	10,558	10,233	10,513
Diluted average common shares outstanding	10,558	10,880	11,536
Shares outstanding at end of period	11,162	10,233	10,504

Selected Performance Ratios:
Return on average assets	(0.56)%	0.29%	0.39%
Return on average common equity (2)	(7.20)%	1.49%	2.58%
Return on average tangible common equity (2)(3)	(9.73)%	1.90%	3.27%
Taxable-equivalent net interest margin (3)	3.11%	3.13%	3.04%
Efficiency ratio (1)	85.09%	71.54%	81.66%
Noninterest income to total revenue (1)	37.55%	34.75%	41.05%

(1) Three months ended March 31, 2009 adjusted to include net expenses of foreclosed real estate in noninterest expense.
(2) Using earnings (loss) available to common shareholders.
(3) Non-GAAP measure. See calculation of tangible common equity and taxable-equivalent amounts in subsequent tables.

Encore Bancshares, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands, except per share data)

	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2010	2009	2009	2009	2009

ASSETS
Cash and due from banks	$ 16,995	$ 16,796	$ 15,035	$ 17,891	$ 19,313
Interest-bearing deposits in banks	237,771	172,984	144,238	124,959	100,982
Federal funds sold and other	1,695	7,396	6,818	3,263	3,290
Cash and cash equivalents	256,461	197,176	166,091	146,113	123,585
Securities available-for-sale, at estimated fair value	138,495	140,651	134,079	132,437	77,875
Securities held-to-maturity, at amortized cost	88,454	117,171	117,316	108,594	114,706
Loans held-for-sale (1)	81,953	1,058	--	1,168	6,340
Loans receivable	974,301	1,078,205	1,106,169	1,148,820	1,179,083
Allowance for loan losses	(25,132)	(26,501)	(27,575)	(25,214)	(26,664)
Net loans receivable	949,169	1,051,704	1,078,594	1,123,606	1,152,419
Federal Home Loan Bank of Dallas stock, at cost	9,578	9,569	9,565	9,561	9,547
Investment in real estate	11,054	14,639	6,952	8,032	5,537
Premises and equipment, net	9,327	15,484	15,953	16,435	16,901
Cash surrender value of life insurance policies	15,489	15,339	15,182	15,019	14,870
Goodwill	35,799	35,799	27,873	27,873	27,873
Other intangible assets, net	5,192	5,351	5,521	5,691	5,861
Accrued interest receivable and other assets	32,176	31,414	23,594	22,189	22,210
Other assets held-for-sale	4,769	--	--	--	--
	$ 1,637,916	$ 1,635,355	$ 1,600,720	$ 1,616,718	$ 1,577,724

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$ 156,071	$ 174,102	$ 152,367	$ 146,373	$ 158,994
Interest-bearing	802,597	1,017,734	1,012,466	1,030,134	957,602
Deposits held-for-sale	242,755	--	--	--	--
Total deposits	1,201,423	1,191,836	1,164,833	1,176,507	1,116,596
Borrowings and repurchase agreements	218,560	220,612	221,492	223,218	244,999
Junior subordinated debentures	20,619	20,619	20,619	20,619	20,619
Accrued interest payable and other liabilities	7,094	15,620	7,316	8,565	7,926
Other liabilities held-for-sale	10	--	--	--	--
Total liabilities	1,447,706	1,448,687	1,414,260	1,428,909	1,390,140

Commitments and contingencies
Shareholders' equity:
Preferred stock	29,107	28,976	28,847	28,718	28,590
Common stock	11,195	10,527	10,508	10,346	10,240
Additional paid-in capital	121,345	116,084	115,860	115,698	115,743
Retained earnings	28,288	31,095	30,066	32,372	32,105
Common stock in treasury, at cost	(319)	(233)	(123)	(123)	(109)
Accumulated other comprehensive income	594	219	1,302	798	1,015
Shareholders' equity	190,210	186,668	186,460	187,809	187,584
	$ 1,637,916	$ 1,635,355	$ 1,600,720	$ 1,616,718	$ 1,577,724

Ratios and Per Share Data:
Leverage ratio (2)	10.73%	10.55%	10.94%	11.22%	11.26%
Tier 1 risk-based capital ratio (2)	15.82%	14.80%	15.30%	14.99%	14.83%
Total risk-based capital ratio (2)	17.08%	16.07%	16.57%	16.25%	16.09%
Book value per share	$ 14.43	$ 15.01	$ 15.01	$ 15.39	$ 15.54
Tangible book value per share (3)	10.76	11.10	11.83	12.14	12.24
Tangible common equity to tangible assets (3)	7.52%	7.31%	7.93%	7.93%	8.11%

(1) As of March 31, 2010, includes $80,028 in loans held-for-sale in connection with proposed sale of our Florida operations.
(2) Estimated at March 31, 2010.
(3) Non-GAAP measure. See calculation of tangible common equity in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Interest income:
Loans, including fees	$ 14,316	$ 16,157	$ 17,045	$ 17,220	$ 17,479
Loans held-for-sale	1,378	11	34	32	28
Securities	2,046	2,177	2,258	2,121	1,962
Federal funds sold and other	215	210	180	156	156
Total interest income	17,955	18,555	19,517	19,529	19,625
Interest expense:
Deposits	3,042	4,507	5,131	5,643	5,732
Deposits held-for-sale	1,010	--	--	--	--
Borrowings and repurchase agreements	2,116	2,129	2,129	2,119	2,116
Junior subordinated debentures	297	298	302	309	316
Total interest expense	6,465	6,934	7,562	8,071	8,164
Net interest income	11,490	11,621	11,955	11,458	11,461
Provision for loan losses	4,960	3,009	7,685	2,927	3,039
Net interest income after provision for loan losses	6,530	8,612	4,270	8,531	8,422
Noninterest income:
Trust and investment management fees	4,618	4,557	4,501	4,087	3,749
Mortgage banking	36	41	110	351	151
Insurance commissions and fees	1,639	1,098	1,365	1,404	1,610
Net gain on sale of available-for-sale securities	99	1,937	387	--	--
Other (1)	517	460	450	485	594
Total noninterest income (1)	6,909	8,093	6,813	6,327	6,104
Noninterest expense:
Compensation	8,551	7,657	7,761	7,231	7,514
Occupancy	1,478	1,546	1,496	1,554	1,454
Equipment	363	383	430	449	433
Advertising and promotion	181	177	214	200	216
Outside data processing	870	829	797	783	764
Professional fees	921	1,126	912	1,043	936
Intangible amortization	158	170	171	169	171
FDIC assessment	655	1,047	270	746	52
Foreclosed real estate expenses, net (1)	1,124	675	183	378	267
Write down of assets held-for-sale	2,535	--	--	--	--
Other	1,428	1,077	1,055	1,158	930
Total noninterest expense (1)	18,264	14,687	13,289	13,711	12,737
Net earnings (loss) before income taxes	(4,825)	2,018	(2,206)	1,147	1,789
Income tax expense (benefit)	(2,574)	435	(453)	326	654
Net earnings (loss)	$ (2,251)	$ 1,583	$ (1,753)	$ 821	$ 1,135
Earnings (loss) available to common shareholders	$ (2,807)	$ 1,029	$ (2,306)	$ 267	$ 582
Earnings (loss) per common share:
Basic	$ (0.27)	$ 0.10	$ (0.22)	$ 0.03	$ 0.06
Diluted	(0.27)	0.09	(0.22)	0.02	0.05
Average common shares outstanding	10,558	10,513	10,441	10,334	10,233
Diluted average common shares outstanding	10,558	11,536	10,441	11,145	10,880

(1) Three months ended March 31, 2009 adjusted to include net expenses of foreclosed real estate in noninterest expense.

Encore Bancshares, Inc. and Subsidiaries

SELECTED FINANCIAL DATA OF FLORIDA OPERATIONS HELD-FOR-SALE (1)

(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
Income and Expense Data	2010	2009	2009	2009	2009
Interest income on loans, including fees	$ 1,366	$ 1,396	$ 1,377	$ 1,358	$ 1,336
Interest expense on deposits	1,010	1,139	1,380	1,643	1,677
Net interest income (expense)	356	257	(3)	(285)	(341)

Write down of loans held-for-sale	1,792	--	--	--	--

Noninterest income	25	21	15	10	13
Noninterest expense:
Compensation	571	485	499	500	499
Occupancy	261	263	270	255	258
Equipment	53	56	65	65	58
Advertising and promotion	6	8	57	25	11
Outside data processing	10	1	3	1	(1)
FDIC assessment	127	213	203	13	11
Write down of assets held-for-sale	2,535	--	--	--	--
Other	261	113	108	105	80
Total noninterest expense	3,824	1,139	1,205	964	916

Net expense from Florida operations held-for-sale	(5,235)	(861)	(1,193)	(1,239)	(1,244)

Average Balances of Assets and Liabilities
Assets:
Loans	$ 84,594	$ 86,543	$ 85,413	$ 85,107	$ 84,624
Noninterest-earning assets	7,377	7,532	7,607	7,494	7,615
Total assets	$ 91,971	$ 94,075	$ 93,020	$ 92,601	$ 92,239
Liabilities:
Interest checking	$ 46,780	$ 43,461	$ 37,078	$ 29,106	$ 27,157
Money market and savings	48,704	50,517	48,982	46,094	44,103
Time deposits	124,325	124,952	139,859	160,861	160,004
Total interest-bearing deposits	219,809	218,930	225,919	236,061	231,264
Noninterest-bearing deposits	17,213	14,412	14,455	14,893	12,210
Other liabilities	303	350	436	601	539
Total liabilities	$ 237,325	$ 233,692	$ 240,810	$ 251,555	$ 244,013

(1) This data represents a non-GAAP presentation of Florida operations held-for-sale that we believe provides selected information useful to investors in understanding our financial results. This information should not be considered a substitute for operating results determined in accordance with GAAP. This table includes certain direct income and expense of our Florida operations held-for-sale for all prior periods for comparison purposes and no corporate income or expense allocations have been made.
Encore Bancshares, Inc. and Subsidiaries

AVERAGE CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands)

	Three Months Ended
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2010	2009	2009	2009	2009

Assets:
Interest-earning assets:
Loans	$ 979,171	$ 998,519	$ 1,038,069	$ 1,081,341	$ 1,124,073
Loans held-for-sale (1)	85,204	87,097	87,129	86,719	86,015
Total loans	1,064,375	1,085,616	1,125,198	1,168,060	1,210,088
Securities	230,390	241,267	235,819	215,473	187,953
Federal funds sold and other	220,019	205,944	168,213	121,328	95,314
Total interest-earning assets	1,514,784	1,532,827	1,529,230	1,504,861	1,493,355
Less: Allowance for loan losses	(26,672)	(27,197)	(23,972)	(25,656)	(25,181)
Noninterest-earning assets	126,284	103,938	102,245	104,025	103,403
Noninterest-earning assets held-for-sale (1)	7,377	7,532	7,607	7,494	7,615
Total assets	$ 1,621,773	$ 1,617,100	$ 1,615,110	$ 1,590,724	$ 1,579,192

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$ 153,023	$ 151,181	$ 154,475	$ 148,287	$ 154,819
Money market and savings	240,292	262,470	257,807	197,182	184,299
Time deposits	400,451	382,150	385,962	403,722	395,002
Interest-bearing deposits held-for-sale (1)	219,809	218,930	225,919	236,061	231,264
Total interest-bearing deposits	1,013,575	1,014,731	1,024,163	985,252	965,384
Borrowings and repurchase agreements	220,759	222,428	222,978	226,118	255,526
Junior subordinated debentures	20,619	20,619	20,619	20,619	20,619
Total interest-bearing liabilities	1,254,953	1,257,778	1,267,760	1,231,989	1,241,529
Noninterest-bearing liabilities:
Noninterest-bearing deposits	146,779	148,921	133,433	144,364	128,611
Noninterest-bearing deposits held-for-sale (1)	17,213	14,412	14,455	14,893	12,210
Other liabilities	15,412	8,572	10,356	10,765	9,730
Other liabilities held-for-sale (1)	303	350	436	601	539
Total liabilities	1,434,660	1,430,033	1,426,440	1,402,612	1,392,619
Shareholders' equity	187,113	187,067	188,670	188,112	186,573
Total liabilities and shareholders' equity	$ 1,621,773	$ 1,617,100	$ 1,615,110	$ 1,590,724	$ 1,579,192

(1) Portions of this table represent a non-GAAP presentation of Florida operations held-for-sale that we believe provide information useful to investors in understanding our financial results. This table includes average balances of Florida operations held-for-sale for all prior periods for comparison purposes.
Encore Bancshares, Inc. and Subsidiaries

SELECTED FINANCIAL DATA

(Unaudited, dollars in thousands)

	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
Loan Portfolio:	2010	2009	2009	2009	2009

Commercial:
Commercial	$ 115,653	$ 115,431	$ 107,034	$ 126,079	$ 127,279
Commercial real estate (1)	199,166	259,480	253,634	232,179	233,207
Real estate construction (1)	66,618	87,008	118,513	154,307	169,235
Total commercial	381,437	461,919	479,181	512,565	529,721
Consumer:
Residential real estate first lien	211,366	222,337	228,090	232,885	229,981
Residential real estate second lien	289,344	291,433	292,265	292,891	294,994
Home equity lines	68,677	74,356	76,369	77,793	80,099
Consumer installment - indirect	7,339	8,372	9,743	11,202	12,643
Consumer other	16,138	19,788	20,521	21,484	31,645
Total consumer	592,864	616,286	626,988	636,255	649,362
Loans receivable	974,301	1,078,205	1,106,169	1,148,820	1,179,083
Loans held-for-sale (2)	81,953	1,058	--	1,168	6,340

Total loans (3)	$ 1,056,254	$ 1,079,263	$ 1,106,169	$ 1,149,988	$ 1,185,423

Asset Quality:
Nonaccrual loans (4)	$ 40,711	$ 35,988	$ 38,369	$ 28,552	$ 34,698
Investment in real estate	11,054	14,639	6,952	8,032	5,537
Total nonperforming assets	$ 51,765	$ 50,627	$ 45,321	$ 36,584	$ 40,235

Accruing loans past due 90 days or more (5)	$ --	$ 1,489	$ --	$ --	$ --

Restructured loans still accruing	$ 5,710	$ 530	$ --	$ --	$ --

Asset Quality Ratios:
Nonperforming assets to total loans and investment in real estate (3)(5)	4.85%	4.63%	4.07%	3.16%	3.38%
Net charge-offs to average total loans (3)	2.41%	1.49%	1.88%	1.50%	0.50%
Allowance for loan losses to period end loans (excluding loans held-for-sale)	2.58%	2.46%	2.49%	2.19%	2.26%
Allowance for loan losses to nonperforming loans (5)	61.73%	73.64%	71.87%	88.31%	76.85%

Deposits:
Noninterest-bearing deposits	$ 156,071	$ 174,102	$ 152,367	$ 146,373	$ 158,994
Interest checking	157,796	211,174	189,143	184,620	171,881
Money market and savings	237,204	294,840	312,206	295,176	215,726
Time deposits less than $100	130,898	191,372	193,005	206,149	207,648
Core deposits	681,969	871,488	846,721	832,318	754,249
Time deposits $100 and greater	251,089	298,163	293,041	321,737	330,919
Brokered deposits	25,610	22,185	25,071	22,452	31,428
Deposits held-for-sale	242,755	--	--	--	--
Total deposits	$ 1,201,423	$ 1,191,836	$ 1,164,833	$ 1,176,507	$ 1,116,596

Assets Under Management	$ 2,786,220	$ 2,673,832	$ 2,519,458	$ 2,299,338	$ 2,137,137

(1) As of December 31, 2009, land loans were reclassified from commercial real estate to real estate construction for all periods.
(2) As of March 31, 2010, includes $80,028 in loans held-for-sale in connection with proposed sale of our Florida operations.
(3) As of March 31, 2010, loans held-for-sale are included in total loans for all periods.
(4) Nonaccrual troubled debt restructurings are included in nonaccrual loans.
(5) As of December 31, 2009, accruing loans past due 90 days or more were reclassified from nonperforming loans to a separate category for all periods.

Encore Bancshares, Inc. and Subsidiaries

ALLOWANCE FOR LOAN LOSSES

(Unaudited, dollars in thousands)

	Three Months Ended
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2010	2009	2009	2009	2009

Allowance for loan losses at beginning of quarter	$ 26,501	$ 27,575	$ 25,214	$ 26,664	$ 25,105

Charge-offs:
Commercial:
Commercial	(382)	(326)	(1,475)	(796)	(236)
Commercial real estate (1)	(4,346)	(701)	(64)	(313)	(97)
Real estate construction (1)	(322)	(3,142)	(2,679)	(718)	(241)
Total commercial	(5,050)	(4,169)	(4,218)	(1,827)	(574)

Consumer:
Residential real estate first lien	(618)	(813)	(474)	(1,446)	(34)
Residential real estate second lien	(434)	(626)	(829)	(634)	(454)
Home equity lines	(699)	(677)	(344)	(517)	(282)
Consumer installment - indirect	(77)	(100)	(145)	(150)	(261)
Consumer other	(7)	(3)	(18)	(9)	(48)
Total consumer	(1,835)	(2,219)	(1,810)	(2,756)	(1,079)

Total charge-offs	(6,885)	(6,388)	(6,028)	(4,583)	(1,653)

Recoveries:
Commercial:
Commercial	131	2,269	564	62	22
Commercial real estate (1)	--	--	--	--	--
Real estate construction (1)	46	--	--	6	--
Total commercial	177	2,269	564	68	22

Consumer:
Residential real estate first lien	134	1	74	1	34
Residential real estate second lien	132	12	28	13	17
Home equity lines	78	4	15	88	24
Consumer installment - indirect	34	18	22	36	76
Consumer other	1	1	1	--	--
Total consumer	379	36	140	138	151

Total recoveries	556	2,305	704	206	173

Net charge-offs	(6,329)	(4,083)	(5,324)	(4,377)	(1,480)

Provision for loan losses	4,960	3,009	7,685	2,927	3,039

Allowance for loan losses at end of quarter	$ 25,132	$ 26,501	$ 27,575	$ 25,214	$ 26,664

(1) As of December 31, 2009, land loans were reclassified from commercial real estate to real estate construction for all periods.

Encore Bancshares, Inc. and Subsidiaries

SEGMENT OPERATIONS

(Unaudited, dollars in thousands)

	As of and for the Three Months Ended
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Banking
Net interest income	$ 11,742	$ 11,873	$ 12,213	$ 11,726	$ 11,736
Provision for loan losses	4,960	3,009	7,685	2,927	3,039
Noninterest income (1)	647	2,423	937	760	661
Noninterest expense (1)	13,675	10,591	9,090	9,614	8,606
Earnings (loss) before income taxes	(6,246)	696	(3,625)	(55)	752
Income tax expense (benefit)	(3,076)	(57)	(1,028)	(102)	291
Net earnings (loss)	$ (3,170)	$ 753	$ (2,597)	$ 47	$ 461
Total assets at quarter end	$ 1,645,468	$ 1,644,083	$ 1,608,348	$ 1,623,467	$ 1,584,698

Wealth Management
Net interest income	$ 40	$ 40	$ 39	$ 38	$ 38
Noninterest income	4,618	4,570	4,501	4,087	3,749
Noninterest expense	3,562	3,022	3,088	3,040	3,098
Earnings before income taxes	1,096	1,588	1,452	1,085	689
Income tax expense	388	575	586	384	243
Net earnings	$ 708	$ 1,013	$ 866	$ 701	$ 446
Total assets at quarter end	$ 61,316	$ 59,618	$ 50,174	$ 49,563	$ 48,648

Insurance
Net interest income	$ 5	$ 6	$ 5	$ 3	$ 3
Noninterest income	1,644	1,100	1,375	1,480	1,694
Noninterest expense	1,027	1,074	1,111	1,057	1,033
Earnings before income taxes	622	32	269	426	664
Income tax expense	218	21	94	150	233
Net earnings	$ 404	$ 11	$ 175	$ 276	$ 431
Total assets at quarter end	$ 8,053	$ 7,962	$ 7,390	$ 7,625	$ 7,695

Other
Net interest expense	$ (297)	$ (298)	$ (302)	$ (309)	$ (316)
Loss before income taxes	(297)	(298)	(302)	(309)	(316)
Income tax benefit	(104)	(104)	(105)	(106)	(113)
Net loss	$ (193)	$ (194)	$ (197)	$ (203)	$ (203)
Total assets at quarter end	$ (76,921)	$ (76,308)	$ (65,192)	$ (63,937)	$ (63,317)

Consolidated
Net interest income	$ 11,490	$ 11,621	$ 11,955	$ 11,458	$ 11,461
Provision for loan losses	4,960	3,009	7,685	2,927	3,039
Noninterest income (1)	6,909	8,093	6,813	6,327	6,104
Noninterest expense (1)	18,264	14,687	13,289	13,711	12,737
Earnings (loss) before income taxes	(4,825)	2,018	(2,206)	1,147	1,789
Income tax expense (benefit)	(2,574)	435	(453)	326	654
Net earnings (loss)	$ (2,251)	$ 1,583	$ (1,753)	$ 821	$ 1,135
Total assets at quarter end	$ 1,637,916	$ 1,635,355	$ 1,600,720	$ 1,616,718	$ 1,577,724

(1) Three months ended March 31, 2009 adjusted to include net expenses of foreclosed real estate in noninterest expense.

Encore Bancshares, Inc. and Subsidiaries

TAXABLE-EQUIVALENT YIELD ANALYSIS (1)

(Unaudited, dollars in thousands)

	Three Months Ended March 31,
	2010			2009
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Income/	Yield/	Outstanding	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Loans	$ 979,171	$ 14,382	5.96%	$ 1,208,697	$ 17,544	5.89%
Loans held-for-sale	85,204	1,378	6.56%	1,391	28	8.16%
Total loans	1,064,375	15,760	6.00%	1,210,088	17,572	5.89%
Securities	230,390	2,106	3.71%	187,953	1,973	4.26%
Federal funds sold and other	220,019	215	0.40%	95,314	156	0.66%
Total interest-earning assets	1,514,784	18,081	4.84%	1,493,355	19,701	5.35%
Less: Allowance for loan losses	(26,672)			(25,181)
Noninterest-earning assets	126,284			111,018
Noninterest-earning assets held-for-sale	7,377			--
Total assets	$ 1,621,773			$ 1,579,192

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$ 153,023	$ 122	0.32%	$ 181,976	$ 213	0.47%
Money market and savings	240,292	506	0.85%	228,402	678	1.20%
Time deposits	400,451	2,414	2.44%	555,006	4,841	3.54%
Interest-bearing deposits held-for-sale	219,809	1,010	1.86%	--	--
Total interest-bearing deposits	1,013,575	4,052	1.62%	965,384	5,732	2.41%
Borrowings and repurchase agreements	220,759	2,116	3.89%	255,526	2,116	3.36%
Junior subordinated debentures	20,619	297	5.84%	20,619	316	6.22%
Total interest-bearing liabilities	1,254,953	6,465	2.09%	1,241,529	8,164	2.67%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	146,779			140,821
Noninterest-bearing deposits held-for-sale	17,213			--
Other liabilities	15,412			10,269
Other liabilities held-for-sale	303			--
Total liabilities	1,434,660			1,392,619
Shareholders' equity	187,113			186,573
Total liabilities and shareholders' equity	$ 1,621,773			$ 1,579,192

Net interest income		$ 11,616			$ 11,537

Net interest spread			2.75%			2.68%
Net interest margin			3.11%			3.13%

(1) Non-GAAP measure. See calculation of taxable-equivalent amounts in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

NON-GAAP FINANCIAL MEASURES

(Unaudited, amounts in thousands)

	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2010	2009	2009	2009	2009

Shareholders' equity (GAAP)	$ 190,210	$ 186,668	$ 186,460	$ 187,809	$ 187,584
Less: Preferred stock	29,107	28,976	28,847	28,718	28,590
Goodwill and other intangible assets, net	40,991	41,150	33,394	33,564	33,734
Tangible common equity (1)	$ 120,112	$ 116,542	$ 124,219	$ 125,527	$ 125,260

Total assets (GAAP)	$ 1,637,916	$ 1,635,355	$ 1,600,720	$ 1,616,718	$ 1,577,724
Less: Goodwill and other intangible assets, net	40,991	41,150	33,394	33,564	33,734
Tangible assets	$ 1,596,925	$ 1,594,205	$ 1,567,326	$ 1,583,154	$ 1,543,990

Shares outstanding at end of period	11,162	10,504	10,499	10,337	10,233

(1) Tangible common equity, a non-GAAP financial measure, includes total equity, less preferred equity, goodwill and other intangible assets. Management reviews tangible common equity along with other measures of capital as part of its financial analyses and has included this information because of current interest on the part of market participants in tangible common equity as a measure of capital. The methodology of determining tangible common equity may differ among companies.

	Three Months Ended
	March 31,
	2010	2009
Net interest income (GAAP)	$ 11,490	$ 11,461
Taxable-equivalent adjustment (1)	126	76
Net interest income on a taxable-equivalent basis	$ 11,616	$ 11,537

(1) Net interest income, net interest spread and net interest margin are reported on a taxable-equivalent basis. The taxable-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets. Management believes that it is a standard practice in the banking industry to present net interest income, net interest spread and net interest margin on a fully taxable-equivalent basis. Management believes these measures provide useful information to investors by allowing them to make peer comparisons.

CONTACT:  Encore Bancshares, Inc.
          L. Anderson Creel, Chief Financial Officer
            713.787.3138
          James S. D'Agostino, Jr., Chairman and CEO
            713.787.3103